EXHIBIT 4.4

EXECUTION COPY

COLLATERAL TRUST AGREEMENT

dated as of September 30, 2009

among

ACCO BRANDS CORPORATION,
as Issuer

the Guarantors from time to time party hereto,

U.S. BANK NATIONAL ASSOCIATION,
as Trustee under the Indenture,

the other Secured Debt
Representatives from time to time party hereto

and

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Trustee

TABLE OF CONTENTS

i

EXHIBIT A	–	Additional Secured Debt Designation
EXHIBIT B	–	Form of Collateral Trust Joinder—Additional Secured Debt
EXHIBIT C	–	Form of Collateral Trust Joinder—Additional Guarantors
EXHIBIT D	–	Form of Intercreditor Agreement

ii

This Collateral Trust Agreement (this “Agreement”) is dated as of September 30, 2009, and is by and among ACCO Brands Corporation, a Delaware corporation (the “Issuer”), the Guarantors from time to time party hereto, U.S. Bank National Association, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”), the other Secured Debt Representatives from time to time party hereto, and U.S. Bank National Association, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).

RECITALS

The Issuer intends to issue 10.625% Senior Secured Notes due 2015 (together with any additional notes issued under the Indenture (as defined below), the “Notes”) in an aggregate principal amount of $460,000,000 pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Indenture”) among the Issuer, the Guarantors party thereto from time to time and the Trustee.

The Issuer and the Guarantors intend to secure the Obligations under the Notes, the Guarantees of the Notes and the Indenture and any future Priority Lien Debt, with Liens on all current and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.

This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the collateral trustee for the current and future holders of the Secured Debt Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1.  DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1 Defined Terms.  The following terms will have the following meanings:

“ABL Collateral” means all of the Issuer’s and the Guarantors’ now owned or hereafter acquired right, title and interest in:

(a)           Accounts and “payment intangibles,” including tax refunds but excluding “payment intangibles” that constitute identifiable proceeds of Notes Collateral;

(b)           “inventory” and all Indebtedness owed to the Issuer or any of its Subsidiaries that arises from cash advances to enable the obligor thereof to acquire “inventory”;

(c)           “deposit accounts,” “commodity accounts,” “securities accounts” and all lock-boxes at any “bank,” including all “money,” “certificated securities,” “uncertificated securities,” “securities entitlements” and “investment property” or other assets credited thereto or deposited therein (including all cash, Cash Equivalents, marketable securities and other funds held in or on deposit in any such deposit account, commodity account or securities account, but excluding all equity interests owned by the Issuer or the Guarantors); “instruments,” including intercompany notes (subject to the proviso in clause (e) below); “chattel paper”; and all cash and cash equivalents, including cash and cash equivalents securing letters of credit or other ABL Debt Obligations;

(d)           “general intangibles,” “chattel paper” or “instruments” pertaining to the other items of property included within clauses (a), (b), (c), (e), (f) and (g) of this definition;

(e)           all indebtedness of the Issuer and each Subsidiary of the Issuer that is owing to the Issuer or any Guarantor; provided that ABL Collateral shall not include intercompany indebtedness from Foreign Subsidiaries owed to the Issuer or any Guarantor up to an aggregate amount of $30.0 million;

(f)           books and “records,” “documents” and related “letters of credit” and “commercial tort claims” or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing; and

(g)           all substitutions, replacements, accessions, products, “supporting obligations” and “proceeds” (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of all or any of the foregoing;

except to the extent that any item of property included in clauses (a) through (g) constitutes an Excluded Asset; provided, that in no case shall any item in clauses (a) through (g) include any identifiable cash proceeds in respect of Notes Collateral or any Net Proceeds from a Sale of Notes Collateral to the extent that such item includes identifiable cash proceeds in respect of Notes Collateral or any Net Proceeds from a Sale of Notes Collateral that have been (or should have been) deposited in the Collateral Proceeds Account in accordance with the terms of the Indenture until such time as such Net Proceeds are released therefrom in accordance with the terms of the Indenture.

“ABL Collateral Agent” means Deutsche Bank AG New York Branch, as administrative agent under the ABL Credit Facility (and together with its successors in such capacity), together with any other agent, collateral agent, collateral trustee or other representative of lenders or holders of ABL Debt Obligations that becomes party to the Intercreditor Agreement upon the refinancing or replacement of the ABL Credit Facility, or any successor representative acting in such capacity.

“ABL Credit Facility” means that certain Syndicated Facility Agreement – ABL Revolving Facility, dated as of September 30, 2009, by and among the Issuer and the Restricted Subsidiaries party thereto, as borrowers, Deutsche Bank AG New York Branch, as administrative agent, and the other agents and lenders named therein, and any related notes Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated, restructured, increased, supplemented or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, supplement or refinancing is with the same financial institutions (whether as agents or lenders) or otherwise, in accordance with the terms of the Intercreditor Agreement.

“ABL Debt” means

(1)           Indebtedness outstanding under the ABL Credit Facility on the date of the Indenture or incurred from time to time after the date of the Indenture under the ABL Credit Facility; and

(2)           additional Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Issuer or any Restricted Subsidiary secured by senior Liens on ABL Collateral and junior Liens on Notes Collateral (or, with respect to Foreign Subsidiaries, secured by Liens on assets of such Foreign Subsidiaries that would constitute ABL Collateral if owned by the Issuer or any Guarantor); provided, in the case of any additional Indebtedness referred to in this clause (2), that:

(a)           on or before the date on which such additional Indebtedness is incurred by the Issuer or such Restricted Subsidiary, as applicable, such additional Indebtedness is designated by the Issuer, in an Officers’ Certificate delivered to the Collateral Trustee, as “ABL Debt” for purposes of the Secured Debt Documents; provided that such Indebtedness may not be designated as both ABL Debt and Priority Lien Debt, or designated as both ABL Debt and Subordinated Lien Debt; and

(b)           the collateral agent or other representative with respect to such Indebtedness, the ABL Collateral Agent, the Collateral Trustee, the Issuer and each applicable Guarantor have duly executed and delivered the Intercreditor Agreement (or a joinder to the Intercreditor Agreement or a new intercreditor agreement substantially similar to the Intercreditor Agreement, as in effect on the date of the Indenture, and in a form reasonably acceptable to each of the parties thereto).

Notwithstanding the foregoing, if the aggregate principal amount of Indebtedness (excluding Indebtedness representing Hedging Obligations and Indebtedness in respect of cash management services and treasury management services) constituting principal outstanding under the ABL Credit Facility and the other ABL Debt Documents (as of the date of incurrence of any such Indebtedness and after giving pro forma effect to the application of the net proceeds therefrom and with letters of credit or bankers’ acceptances issued under the ABL Credit Facility and the other ABL Debt Documents being deemed to have a principal amount equal to the face amount thereof) exceeds the ABL Lien Cap, then only that portion of such Indebtedness and such aggregate face amount of letters of credit and bankers’ acceptances equal to the ABL Lien Cap shall be included in ABL Debt and interest, fees, expenses and indemnification obligations with respect to such Indebtedness and letters of credit and bankers’ acceptances shall only constitute ABL Debt Obligations to the extent related to Indebtedness and the face amounts of letters of credit and bankers’ acceptances included in ABL Debt.

“ABL Debt Documents” means the ABL Credit Facility, any additional credit agreement, indenture or other agreement pursuant to which any ABL Debt Obligations are incurred and the security or other loan documents, notes, Guarantees, instruments and agreements related thereto (other than any such documents that do not secure ABL Debt Obligations) in accordance with the terms of the Intercreditor Agreement.

“ABL Debt Obligations” means ABL Debt and all other Obligations in connection with the ABL Credit Facility, including:

(1)           additional Obligations of the Issuer or any Restricted Subsidiary relating to any cash management services or treasury management services provided to the Issuer or any Restricted Subsidiary by any agent or lender or Affiliate thereof even if the respective lender subsequently ceases to be a lender under the ABL Credit Facility (together with successors and assigns); and

(2)           Hedging Obligations of the Issuer or any Restricted Subsidiary relating to hedging agreements with any agent or lender or Affiliate thereof even if the respective lender subsequently ceases to be a lender under the ABL Credit Facility (together with successors and assigns).

“ABL Lien Cap” means, as of any date of determination, the sum of (1) $225.0 million and (2) to the extent the ABL Credit Facility outstanding on the Issue Date is amended, modified, renewed, refunded, replaced, restated, restructured or refinanced after the Issue Date, the fees and transaction costs in connection therewith.

“Accounts” means, without duplication, (i) an “account,” (ii) any and all supporting obligations in respect thereof and (iii) any right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, or (b) for services rendered or to be rendered.

“Act of Required Debtholders” means, as to any matter at any time:

(1)           prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of at least 50.1% of the sum of:

(a)           the aggregate outstanding principal amount of Priority Lien Debt (including outstanding letters of credit whether or not then drawn); and

(b)           other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; and

(2)           at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Subordinated Lien Debt representing the Required Subordinated Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding and (b) votes will be determined in accordance with Section 7.2.

“Additional Interest” has the meaning set forth in the Indenture.

“Additional Secured Debt” has the meaning set forth in Section 3.8(b).

“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.

“Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Asset Sale” has the meaning set forth in the Indenture.

“Bankruptcy Code” means Title 11 of the United States Code.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)           U.S. Dollars, pounds sterling, euros or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time in the ordinary course of business;

(2)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3)           certificates of deposit, time deposits, money market deposits, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt is rated at least “A” or the equivalent thereof by Moody’s or S&P;

(4)           repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(6)           investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (5) above;

(7)           readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P, in each case with maturities not exceeding two years from the date of acquisition;

(8)           Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s, in each case with maturities not exceeding two years from the date of acquisition; and

(9)           in the case of any Foreign Subsidiary:

(a)           direct obligations of the sovereign nation, or any agency thereof, in which such Foreign Subsidiary is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation, or any agency thereof;

(b)           investments of the type and maturity described in clauses (1) through (8) above of foreign obligors, which investments or obligors, or the direct or indirect parents of such obligors, have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; or

(c)           investments of the type and maturity described in clauses (1) through (8) above of foreign obligors, or the direct or indirect parents of such obligors, which investments or obligors, or the direct or indirect parents of such obligors, are not rated as provided in such clauses or in clause (b) above but which are, in the reasonable judgment of the Issuer, comparable in investment quality to such investments and obligors, or the direct or indirect parent of such obligors.

“Change of Control” has the meaning set forth in the Indenture.

“Class” means (a) in the case of Subordinated Lien Debt, every Series of Subordinated Lien Debt, taken together, and (b) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.

“Collateral” means the Notes Collateral and the ABL Collateral.

“Collateral Proceeds Account” means one or more deposit accounts or securities accounts established or maintained by the Collateral Trustee, its agent or the Issuer (if subject to a control agreement in favor of the Collateral Trustee) for the sole purpose of holding the Net Proceeds from a Sale of Notes Collateral or other disposition of any Notes Collateral that are required to be held in trust in such account or accounts pursuant to the terms of the Indenture as in effect on the date hereof (or as modified from time to time) or pursuant to the terms of any other Priority Lien Document that contains comparable provisions.

“Collateral Trust Joinder” means (a) with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B and (b) with respect to the provisions of this Agreement relating to the addition of additional Guarantors, an agreement substantially in the form of Exhibit C.

“Collateral Trustee” has the meaning set forth in the preamble.

“Contingent Obligations” means with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)           to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)           to advance or supply funds:

(a)           for the purchase or payment of any such primary obligation; or

(b)           to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)           to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Covenant Defeasance” has the meaning set forth in the Indenture.

“Credit Facility” means one or more debt facilities (including, without limitation, the ABL Credit Facility), commercial paper facilities, note purchase agreements or indentures, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, notes or other borrowings, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time.

“Discharge of ABL Debt Obligations” means the occurrence of all of the following:

(1)           termination or expiration of all commitments to extend credit that would constitute ABL Debt;

(2)           payment in full in cash of the principal of, and interest, fees and premium, if any, on all ABL Debt (other than any undrawn letters of credit), other than from the proceeds of an incurrence of ABL Debt;

(3)           (i) cash collateralization (at the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable ABL Debt Document) or other discharge satisfactory to the issuing lender thereof of all outstanding letters of credit constituting ABL Debt Obligations and (ii) the termination or expiration of all commitments to issue letters of credit that would constitute ABL Debt Obligations; and

(4)           payment in full in cash of all other ABL Debt Obligations that are outstanding and unpaid at the time the ABL Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1)           termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2)           payment in full in cash of the principal of, and interest and premium, if any, and Additional Interest, if any, on, all Priority Lien Debt (other than any undrawn letters of credit), other than from the proceeds of an incurrence of Priority Lien Debt;

(3)           discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and

(4)           payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Senior Obligations” means the Discharge of ABL Debt Obligations and the Discharge of Priority Lien Obligations.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event: (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or (3) is redeemable at the option of the holder thereof, in whole or in part, in each case prior to 91 days after the maturity date of the Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with all outstanding Secured Debt Documents.

“Domestic Subsidiary” means any Restricted Subsidiary of the Issuer other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code or (2) a Subsidiary of any such controlled foreign corporation.

“EBITDA” has the meaning set forth in the Indenture.

“Equally and Ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Debt Obligations within the same Class, that such Liens or proceeds:

(1)           will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Priority Lien Debt or Subordinated Lien Debt within that Class, for the account of the holders of such Series of Priority Lien Debt or Subordinated Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and Additional Interest (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on, each outstanding Series of Priority Lien Debt or Subordinated Lien Debt within that Class when the allocation or distribution is made; and

(2)           thereafter, will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Debt Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Priority Lien Debt or Subordinated Lien Debt within that Class, for the account of the holders of any remaining Secured Debt Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Debt Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means each of the following:

(1)           all interests in real property other than (i) fee interests if the greater of the cost or the book value of such fee interest is more than $2,000,000 and (ii) leasehold interests in real property contemplated to be used by the Issuer or the applicable Guarantor for any material manufacturing operations, in each case, as designated as such by the Issuer or the applicable Guarantor to the Collateral Trustee in writing (except in cases where the Issuer or the applicable Guarantor has been unable to obtain the consent of the landlord of such leased property to the granting of a Lien on such leasehold interests after using commercially reasonable efforts to do so);

(2)           any property or asset to the extent that the grant of a Lien under the Security Documents in such property or asset is prohibited by applicable law or requires any consent of any governmental authority not obtained pursuant to applicable law; provided that such property or asset will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded

Asset and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result;

(3)           any lease, license, contract, property right or agreement to which the Issuer or any Guarantor is a party or any of its rights or interests thereunder only to the extent and only for so long as the grant of a Lien under the Security Documents will constitute or result in a breach, termination or default under or requires any consent not obtained under any such lease, license, contract, agreement or property right (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that such lease, license, contract, property right or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result;

(4)           Equity Interests in ACCO Brands Receivables Funding LLC, so long as such entity is a Receivables Subsidiary;

(5)           Equity Interests or other securities of any Subsidiary of the Issuer (other than ACCO Brands Europe Holding LP) to the extent the pledge of such Equity Interests or other securities would require the Issuer to file separate financial statements with the SEC with respect to such Subsidiary pursuant to Rule 3-16 of Regulation S-X under the Securities Act, as in effect from time to time; provided that in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) all of such Subsidiary’s Equity Interests or other securities to be pledged to secure the Priority Lien Obligations without the filing with the SEC of separate financial statements of such Subsidiary, then all of the Equity Interests and other securities of such Subsidiary shall automatically be deemed to be part of the Notes Collateral (and the Security Documents shall be amended to reflect such inclusion in the Notes Collateral);

(6)           any amount of Voting Equity Interests of any Foreign Subsidiary exceeding, and only to the extent that such Voting Equity Interests exceed, 65% of the total Equity Interests of such Foreign Subsidiary held by the Issuer or any Guarantor; and

(7)           the Equity Interests of any Foreign Subsidiary other than (A) ACCO Mexicana S.A. de C.V., ACCO Brands Canada Inc. and ACCO Brands Europe Holding LP; and (B) any Foreign Subsidiary directly owned by the Issuer or any Guarantor if the product of that Foreign Subsidiary’s EBITDA for the preceding fiscal year times 7.0 exceeds $42.5 million, such determination to be made annually at the conclusion of the audit of the Issuer’s annual financial statements, in each case subject to clauses (5) and (6) above.

“Excluded Subsidiary” means:

(1)           ACCO Brands Receivables Funding LLC; and

(2)           any Foreign Subsidiary.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Foreign Subsidiary” means any Restricted Subsidiary of the Issuer other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.  For the purposes of the Indenture and the other Priority Lien Documents, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means (1) each direct or indirect Domestic Subsidiary of the Issuer on the date of the Indenture (other than any Excluded Subsidiary); (2) any other Restricted Subsidiary of the Issuer that executes a Note Guarantee from time to time in accordance with the provisions of the Indenture and a Collateral Trust Joinder; and (3) their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)           currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements, and currency exchange, interest rate or commodity collar agreements; and

(2)           other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, interest rates and/or commodity prices.

“Indebtedness” means, with respect to any specified Person, without duplication:

(1)           any indebtedness of such Person, without duplication, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without duplication, reimbursement agreements in respect thereof), excluding letters of credit securing obligations other than obligations described in subclauses (a), (b), (e) and (f) of this clause (1) and entered into in the ordinary course of business of such Person, to the extent such letters of credit are not drawn upon, or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth (5th) Business Day following receipt by such Person of a demand for reimbursement, (c) in respect of bankers’ acceptances, (d) representing the deferred balance and unpaid purchase price of any property, except any such balance that constitutes an accrued expense or trade payable or similar obligation to a trade creditor and excluding any such balance or unpaid purchase price to the extent that it is either required to be or at the option of such Person may be satisfied solely through the issuance of Equity Interests of the Issuer that are not Disqualified Stock, (e) in respect of Capital Lease Obligations, or (f) representing any Hedging Obligations, other than Hedging Obligations that are incurred in the normal course of business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)           to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(3)           to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person; and

(8)           to the extent not otherwise included, with respect to the Issuer and its Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Issuer or any of its Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of the Issuer or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing);

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money or (2) Obligations under or in respect of Qualified Receivables Financing.

“Indemnified Liabilities” means any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law applicable to or enforceable against the Issuer, any Guarantor or any of their Subsidiaries or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.11(a).

“Indenture” has the meaning set forth in the recitals.

“Insolvency or Liquidation Proceeding” means:

(1)           any case commenced by or against the Issuer or any Guarantor under the Bankruptcy Code, or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, unless otherwise permitted by the Indenture and the Security Documents;

(3)           any proceeding seeking the appointment of a trustee, receiver, liquidator, custodian or other insolvency official with respect to the Issuer or any Guarantor or any of their assets;

(4)           any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims; or

(5)           any analogous procedure or step in any jurisdiction.

“Intercreditor Agreement” means an intercreditor agreement entered into by and among the Collateral Trustee, the ABL Collateral Agent, the Issuer and the Guarantors, in substantially the form attached as Exhibit D, as amended, supplemented, restated, modified, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, or any other successor agreement and whether among the same or any other parties.

“Investment” has the meaning set forth in the Indenture.

“Issue Date” has the meaning set forth in the Indenture.

“Issuer” has the meaning set forth in the preamble.

“Legal Defeasance” has the meaning set forth in the Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lien Sharing and Priority Confirmation” means:

(1)           as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of Secured Debt and each existing and future Secured Debt Representative:

(a)           that all Priority Lien Obligations will be and are secured Equally and Ratably by all Priority Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations Equally and Ratably;

(b)           that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

(c)           consenting to the terms of this Agreement and the Intercreditor Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform, its obligations under this Agreement, the Intercreditor Agreement and the other Security Documents;

(2)           as to any Series of ABL Debt, the written agreement of the holders of such Series of ABL Debt, as set forth in the credit agreement, indenture or other agreement governing such Series of ABL Debt, for the enforceable benefit of all holders of Secured Debt and each Secured Debt Representative, that the holders of Obligations in respect of such Series of ABL Debt are bound by the provisions of the Intercreditor Agreement (or a joinder to the Intercreditor Agreement or a new intercreditor agreement substantially similar to the Intercreditor Agreement, as in effect on the date of the Indenture, and in a form reasonably acceptable to each of the parties thereto); and

(3)           as to any Series of Subordinated Lien Debt, the written agreement of the holders of such Series of Subordinated Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Subordinated Lien Debt, for the enforceable benefit of all holders of Secured Debt and each existing and future Secured Debt Representative:

(a)           that all Subordinated Lien Obligations will be and are secured Equally and Ratably by all Subordinated Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Subordinated Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Subordinated Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Subordinated Lien Obligations Equally and Ratably;

(b)           that the holders of Obligations in respect of such Series of Subordinated Lien Debt are bound by the provisions of this Agreement and the Intercreditor Agreement, including the provisions relating to the ranking of Subordinated Liens and the order of application of proceeds from the enforcement of Subordinated Liens; and

(c)           consenting to the terms of this Agreement and the Intercreditor Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform, its obligations under this Agreement, the Intercreditor Agreement and the other Security Documents.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Proceeds” has the meaning set forth in the Indenture.

“Notes” has the meaning set forth in the recitals.

“Note Guarantee” means a Guarantee of the Notes pursuant to the Indenture.

“Notes Collateral” means all of the tangible and intangible properties and assets at any time owned or acquired by the Issuer or any Guarantor, except: (1) Excluded Assets; and (2) ABL Collateral.

“Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities (including all interest accruing after the commencement of any Insolvency or Liquidation Proceeding, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding) under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

“Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Issuer by at least two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, including:

(a)           a statement that the Person making such certificate has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Permitted Liens” has the meaning set forth in the Indenture.

“Permitted Prior Liens” has the meaning set forth in the Indenture.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Pledge Agreement” means the Pledge Agreement, dated as of September 30, 2009, among the Issuer, the Guarantors and the Collateral Trustee, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Priority Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Issuer or any Guarantor to secure Priority Lien Obligations.

“Priority Lien Cap” means, as of any date of determination, $495,000,000.

“Priority Lien Debt” means:

(1)           the Notes initially issued by the Issuer under the Indenture; and

(2)           additional notes issued under any indenture or other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Issuer that is secured Equally and Ratably with the Notes by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any additional notes or other Indebtedness referred to in this clause (2), that:

(a)           on or before the date on which such additional notes were issued or Indebtedness is incurred by the Issuer, such additional notes or other Indebtedness, as applicable, is designated by the Issuer, in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(b), as

“Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Subordinated Lien Debt and Priority Lien Debt and no Series of Secured Debt may be designated as both ABL Debt and Priority Lien Debt;

(b)           the Priority Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(a);

(c)           such additional notes or such Indebtedness is governed by an indenture or a credit agreement, as applicable, or other agreement that includes a Lien Sharing and Priority Confirmation; and

(d)           all other requirements set forth in Section 3.8 hereof have been satisfied (and the satisfaction of such requirements will be conclusively established if the Issuer delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such notes or such Indebtedness is “Priority Lien Debt”).

Notwithstanding the foregoing, if the aggregate principal amount of Indebtedness constituting principal outstanding under the Priority Lien Documents (as of the date of incurrence of any such Indebtedness and after giving pro forma effect to the application of the net proceeds therefrom) exceeds the Priority Lien Cap, then only that portion of such Indebtedness equal to the Priority Lien Cap shall be included in Priority Lien Debt and interest, fees, expenses and indemnification obligations with respect to such Indebtedness shall only constitute Priority Lien Obligations to the extent related to Indebtedness included in the Priority Lien Debt.

“Priority Lien Documents” means the Indenture and any additional indenture, Credit Facility or other agreement pursuant to which any Priority Lien Debt is incurred and the Security Documents related thereto (other than any Security Documents that do not secure Priority Lien Obligations).

“Priority Lien Obligations” means Priority Lien Debt and all other Obligations in respect thereof.

“Priority Lien Representative” means:

(a)           the Collateral Trustee, in the case of the Notes; or

(b)           in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of such Series of Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, and who has executed a Collateral Trust Joinder.

“Qualified Receivables Financing” has the meaning set forth in the Indenture.

“Receivables Financing” has the meaning set forth in the Indenture.

“Receivables Subsidiary” has the meaning set forth in the Indenture.

“Required Priority Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Priority Lien Debt then outstanding, calculated in accordance with the provisions of Section 7.2.  For purposes of this definition, Priority Lien Debt registered in the name of, or beneficially owned by, the Issuer, any Guarantor or any Affiliate of the Issuer or any Guarantor will be deemed not to be outstanding.

“Required Subordinated Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Subordinated Lien Debt then outstanding, calculated in accordance with the provisions of Section 7.2.  For purposes of this definition, Subordinated Lien Debt registered in the name of, or beneficially owned by, the Issuer, any Guarantor or any Affiliate of the Issuer or any Guarantor will be deemed not to be outstanding.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person.  Unless otherwise indicated herein, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Sale of Notes Collateral” means any Asset Sale involving a sale, lease, conveyance or other disposition of Notes Collateral.

“SEC” means the United States Securities and Exchange Commission.

“Secured Debt” means Priority Lien Debt and Subordinated Lien Debt.

“Secured Debt Default” means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

“Secured Debt Documents” means the Priority Lien Documents and the Subordinated Lien Documents.

“Secured Debt Obligations” means the Priority Lien Obligations and the Subordinated Lien Obligations.

“Secured Debt Representative” means each Priority Lien Representative and each Subordinated Lien Representative.

“Secured Parties” means the holders of Secured Debt Obligations and the Secured Debt Representatives.

“Security Agreement” means the Security Agreement, dated as of September 30, 2009, among the Issuer, the Guarantors and the Collateral Trustee, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Security Documents” means this Agreement, the Intercreditor Agreement, each Lien Sharing and Priority Confirmation, each Collateral Trust Joinder, the Security Agreement, the Pledge Agreement and all security agreements, pledge agreements, collateral assignments, collateral agency agreements, debentures, control agreements, mortgages, deeds of trust or other grants or transfers for security executed and delivered by the Issuer or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.

“Senior Trust” has the meaning set forth in Section 2.1.

“Senior Trust Estate” has the meaning set forth in Section 2.1.

“Series of ABL Debt” means, severally, the ABL Credit Facility and any Credit Facility and other Indebtedness that constitutes ABL Debt Obligations.

“Series of Priority Lien Debt” means, severally, the Notes and any additional notes, any Credit Facility (other than the ABL Credit Facility) and other Indebtedness that constitutes Priority Lien Debt.

“Series of Secured Debt” means each Series of Subordinated Lien Debt and each Series of Senior Debt.

“Series of Senior Debt” means each Series of ABL Debt and each Series of Priority Lien Debt.

“Series of Subordinated Lien Debt” means, severally, each issue or series of Subordinated Lien Debt for which a single transfer register is maintained.

“Subordinated Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any Collateral of the Issuer or any Guarantor to secure Subordinated Lien Obligations.

“Subordinated Lien Debt” means any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Issuer or any Guarantor that is secured on a subordinated basis to the Priority Lien Debt by a Subordinated Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(1)           on or before the date on which such Indebtedness is incurred by the Issuer or such Guarantor, such Indebtedness is designated by the Issuer in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(b) as “Subordinated Lien Debt” for the purposes of the Secured Debt

Documents; provided that no Series of Secured Debt may be designated as both Subordinated Lien Debt and Priority Lien Debt;

(2)           the Subordinated Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(a);

(3)           such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(4)           all other requirements set forth in Section 3.8 have been complied with (and the satisfaction of such requirements will be conclusively established if the Issuer delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Subordinated Lien Debt”).

“Subordinated Lien Documents” means, collectively, any indenture, credit agreement or other agreement governing each Series of Subordinated Lien Debt and the Security Documents related thereto (other than any Security Documents that do not secure Subordinated Lien Obligations).

“Subordinated Lien Obligations” means Subordinated Lien Debt and all other Obligations in respect thereof.

“Subordinated Lien Representative” means, in the case of any future Series of Subordinated Lien Debt, the trustee, agent or representative of the holders of such Series of Subordinated Lien Debt who maintains the transfer register for such Series of Subordinated Lien Debt and (A) is appointed as a Subordinated Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Subordinated Lien Debt, together with its successors in such capacity, and (B) has become a party to this Agreement by executing a Collateral Trust Joinder.

“Subordinated Trust” has the meaning set forth in Section 2.2.

“Subordinated Trust Estate” has the meaning set forth in Section 2.2.

“Subsidiary” means, with respect to any specified Person:

(1)           any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof); and

(2)           any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

“Trustee” has the meaning set forth in the recitals.

“Trust Estates” has the meaning set forth in Section 2.2.

“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unrestricted Subsidiary” has the meaning set forth in the Indenture.

“Voting Equity Interests” means, for any Person as of any date, the Equity Interests of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

SECTION 1.2 Rules of Interpretation.

     (a) All terms used in this Agreement that are defined in Article 1, 8 or 9, as the case may be, of the UCC and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9, as the case may be, of the UCC.

(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c) The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided.  References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided.  References to “Exhibits” will be to Exhibits to this Agreement unless otherwise specifically provided.

(e) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Indenture and (2) approved by an Act of the Required Debtholders in a writing delivered to the applicable Secured Debt Representative and the Collateral Trustee.  Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Indenture, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full and such term shall continue to have the meaning established pursuant to the Indenture notwithstanding the termination or expiration of the Indenture or redemption of all Obligations evidenced thereby.

(f) This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it.  Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

(g) In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document (other than the Intercreditor Agreement), the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document (other than the Intercreditor Agreement).  In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall supersede and control the terms and provisions of this Agreement.

ARTICLE 2.  THE TRUST ESTATES

SECTION 2.1 Declaration of Senior Trust.

To secure the payment of the Priority Lien Obligations and in consideration of the mutual agreements set forth in this Agreement, the Issuer and each Guarantor hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future holders of Priority Lien Obligations, all of the Issuer’s or such Guarantor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Priority Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Senior Trust Estate”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Senior Trust Estate in trust for the benefit solely and exclusively of all current and future holders of Priority Lien Obligations as security for the payment of all current and future Priority Lien Obligations (the “Senior Trust”).

Notwithstanding the foregoing, if at any time:

(1)           all Liens securing the Priority Lien Obligations have been released as provided in Section 4.1;

(2)           the Collateral Trustee holds no other property in trust as part of the Senior Trust Estate;

(3)           no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Priority Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4)           the Issuer delivers to the Collateral Trustee an Officers’ Certificate stating that all Priority Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Priority Lien Documents and that the Issuer and the Guarantors are not required by any Priority Lien Document to grant any Priority Lien upon any property, then the Senior Trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Senior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.2 Declaration of Subordinated Trust.  To secure the payment of the Subordinated Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, the Issuer and each of the Guarantors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future holders of Subordinated Lien Obligations, all of the Issuer’s or such Guarantor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Subordinated Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Subordinated Trust Estate” and, together with the Senior Trust Estate, the “Trust Estates”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Subordinated Trust Estate in trust for the benefit solely and exclusively of all current and future holders of Subordinated Lien Obligations as security for the payment of all current and future Subordinated Lien Obligations (the “Subordinated Trust”).

Notwithstanding the foregoing, if at any time:

(1)           all Liens securing the Subordinated Lien Obligations have been released as provided in Section 4.1;

(2)           the Collateral Trustee holds no other property in trust as part of the Subordinated Trust Estate;

(3)           no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized in the same manner as provided in clause (3) of the definition of “Discharge of Priority Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4)           the Issuer delivers to the Collateral Trustee an Officers’ Certificate stating that all Subordinated Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Subordinated Lien Documents and that the Issuer and the Guarantors are not required by any Subordinated Lien Document to grant any Subordinated Lien upon any property, then the Subordinated Trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Subordinated Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.3 Priority of Liens.  Notwithstanding (1) anything else contained herein or in any other Security Document; (2) the time of incurrence of any Series of Priority Lien Debt; (3) the order or method of attachment or perfection of any Liens securing any Series of Priority Lien Debt; (4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Priority Lien upon any Priority Lien Collateral; (5) the time of taking possession or control over any Priority Lien Collateral; (6) that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (7) the rules for determining priority under any law governing relative priorities of Liens, it is the intent of the parties that:

(a)           this Agreement and the other Security Documents create two separate and distinct Trust Estates and Liens: the Senior Trust Estate and the Priority Lien securing the payment and performance of the Priority Lien Obligations and the Subordinated Trust Estate and the Subordinated Lien securing the payment and performance of the Subordinated Lien Obligations; and

(b)           the Liens securing the Subordinated Lien Obligations are subject and subordinate to the Liens securing the Priority Lien Obligations.

SECTION 2.4 Restrictions on Enforcement of Subordinated Liens.

(a) Until the Discharge of Senior Obligations, the holders of the Notes and the holders of other future Priority Lien Obligations will have, subject to the provision of reasonable security, pre-funding or indemnity satisfactory to the Collateral Trustee by such holders of the Notes against any costs, loss, liability or expense, and subject also to the Intercreditor Agreement and the exceptions set forth below in clauses (1) through (4), and subject to the rights of the holders of Permitted Prior Liens, the exclusive right to authorize and direct the Collateral Trustee with respect to the Collateral (including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral) and the provisions of the Security Documents relating thereto, and no Subordinated Lien Representative or holder of Subordinated Lien Obligations may authorize or direct the Collateral Trustee with respect to such matters.  Notwithstanding the foregoing, the holders of Subordinated Lien Obligations may, subject to the rights of the holders of other Permitted Prior Liens and subject to the limitations set forth in the Intercreditor Agreement, direct the Collateral Trustee with respect to Collateral:

(1) without any condition or restriction whatsoever, at any time after the Discharge of Senior Obligations;

(2) as necessary to redeem any Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Senior Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Senior Obligations in the event of foreclosure or other enforcement of any Permitted Prior Lien;

(3) as necessary to perfect or establish the priority (subject to the priority of the security interests and Liens securing Priority Lien Obligations, Liens securing ABL Debt Obligations and Permitted Prior Liens) of the Subordinated Liens upon any Collateral; provided that, unless otherwise agreed to by the Collateral Trustee or as directed by an Act of Required Debtholders in accordance with the Intercreditor Agreement and the other Security Documents, the holders of Subordinated Lien Obligations may not require the Collateral Trustee to take any action to perfect any Subordinated Liens on any Collateral through possession or control; or

(4) as necessary to create, prove, preserve or protect (but not enforce) the Subordinated Liens upon any Collateral.

(b) Subject to the Intercreditor Agreement, both before and during an Insolvency or Liquidation Proceeding, until the Discharge of Senior Obligations, none of the holders of Subordinated Lien Obligations, the Collateral Trustee (unless acting pursuant to an Act of Required Debtholders) or any Subordinated Lien Representative will be permitted to:

(1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Priority Lien Obligations in respect of the Priority Liens, or to the holders of ABL Debt Obligations in respect of their Liens securing ABL Debt Obligations or that would limit, invalidate, avoid or set aside any Priority Lien or Lien securing ABL Debt Obligations or subordinate the Priority Liens or Liens securing ABL Debt Obligations to the Subordinated Liens or grant the Subordinated Liens equal ranking to the Priority Liens or Liens securing ABL Debt Obligations;

(2) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens or Liens securing ABL Debt Obligations made by any holder of Priority Lien Obligations, any Priority Lien Representative, any holder of ABL Debt Obligations or the

ABL Collateral Agent or other representative with respect to any ABL Debt Obligations in any Insolvency or Liquidation Proceeding;

(3) oppose or otherwise contest any lawful exercise by any holder of Priority Lien Obligations, any holder of ABL Debt Obligations, any Priority Lien Representative or the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations of the right to credit bid Priority Lien Debt or ABL Debt at any sale of Collateral in foreclosure of Priority Liens or Liens securing ABL Debt Obligations;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations, any holder of ABL Debt Obligations, any Priority Lien Representative or the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations or any Lien securing ABL Debt Obligations relating to the lawful enforcement of any Priority Lien; or

(5) challenge the validity, enforceability, perfection or priority of the Priority Liens or Liens securing ABL Debt Obligations.

Notwithstanding the foregoing, and subject to the terms of the Intercreditor Agreement, both before and during an Insolvency or Liquidation Proceeding, the holders of Subordinated Lien Obligations or Subordinated Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against the Issuer or any Guarantor in accordance with applicable law; provided, that no holder of Subordinated Lien Obligations or Subordinated Lien Representative will be permitted to take any action prohibited by the Intercreditor Agreement or any of the actions prohibited by clauses (1) through (5) of this Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.8.

(c) At any time prior to the Discharge of Senior Obligations and after the (1) commencement of any Insolvency or Liquidation Proceeding in respect of the Issuer or any Guarantor, or (2) the Collateral Trustee and each Subordinated Lien Representative have received written notice from any Priority Lien Representative (or the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations) that (A) any Series of Senior Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) (i) the holders of Priority Liens securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Document to and desire to enforce any or all of the Priority Liens by reason of a default under such Priority Lien Documents or (ii) the holders of Liens securing one or more Series of ABL Debt have become entitled under any ABL Debt Document to and desire to enforce any or all of the Liens securing ABL Debt Obligations by reason of a default under such ABL Debt Documents, no payment of money (or the equivalent of money) shall be made from the proceeds of Collateral by the Issuer or any Guarantor to the Collateral Trustee (other than distributions to the Collateral Trustee for the benefit of the holders of Priority Lien Obligations or ABL Debt Obligations), any Subordinated Lien Representative or any holder of Subordinated Lien Obligations (including, without limitation, payments and prepayments made for application to Subordinated Lien Obligations).

(d) All proceeds of Notes Collateral received by the Collateral Trustee, any Subordinated Lien Representative or any holder of Subordinated Lien Obligations in violation of Section 2.4(c) shall be held by such Person for the account of (1) prior to the Discharge of Priority Lien Obligations, the holders of Priority Liens and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative, and (2) after the Discharge of  the Priority Lien Obligations, the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations and remitted to the ABL Collateral Agent or such other representative upon demand.

(e) All proceeds of ABL Collateral received by the Collateral Trustee, any Subordinated Lien Representative or any holder of Subordinated Lien Obligations in violation of Section 2.3(d) will be held by such Person for the account of (1) prior to the Discharge of ABL Debt Obligations, the ABL Collateral Agent or such other representative with respect to any ABL Debt Obligations and remitted to the ABL Collateral Agent or other representative upon demand, and (2) thereafter, the holders of Priority Liens and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative.

The Subordinated Liens will remain attached to and, subject to Section 2.3, enforceable against all proceeds so held or remitted.  All proceeds of Collateral received by the Collateral Trustee, any Subordinated Lien Representative or any holder of Subordinated Lien Obligations not in violation of Section 2.4(c) will be received by such Person free from the Priority Liens, Liens securing ABL Debt Obligations and all other Liens except Subordinated Liens and Permitted Prior Liens, subject to the terms of the Intercreditor Agreement.

SECTION 2.5 Waiver of Right of Marshalling.

(a) Prior to the Discharge of Senior Obligations, the holders of Subordinated Lien Obligations, each Subordinated Lien Representative and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Priority Lien Obligations, the Priority Lien Representatives (in their capacity as priority lienholders), the holders of ABL Debt Obligations or the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations (in their capacity as priority lienholders) with respect to Collateral.

(b) Following the Discharge of Senior Obligations, the holders of Subordinated Lien Obligations and any Subordinated Lien Representative may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Priority Lien Obligations and ABL Debt Obligations.

SECTION 2.6 Discretion in Enforcement of Priority Liens.

(a) Subject to the terms of the Intercreditor Agreement, in exercising rights and remedies with respect to the Collateral, the Priority Lien Representatives (at the direction of an Act of Required Debtholders, with respect to the Collateral Trustee, if required or requested pursuant to Section 5.4) may enforce (or refrain from enforcing) or instruct the Collateral Trustee to enforce the provisions of the Priority Lien Documents and exercise (or refrain from exercising) or instruct the Collateral Trustee to exercise remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Priority Lien Obligations;

(2) the enforcement or forbearance from enforcement of any Priority Lien in respect of the Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Senior Trust Estate to the extent provided in the Security Documents;

(4) the acceptance of the Collateral in full or partial satisfaction of the Priority Lien Obligations; and

(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

SECTION 2.7 Discretion in Enforcement of Priority Lien Obligations.  Subject to the terms of the Intercreditor Agreement, but without in any way limiting the generality of Section 2.6, the holders of Priority Lien Obligations, the Priority Lien Representatives (at the direction of an Act of Required Debtholders, with respect to the Collateral Trustee, if required or requested pursuant to Section 5.4) may, at any time and from time to time, without the consent of or notice to holders of Subordinated Lien Obligations or the Subordinated Lien Representatives, without incurring responsibility to holders of Subordinated Lien Obligations and the Subordinated Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of holders of Subordinated Lien Obligations and the Subordinated Lien Representatives, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Priority Lien Obligations, or otherwise amend or supplement in any manner the Priority Lien Obligations, or any instrument evidencing the Priority Lien Obligations or any agreement under which the Priority Lien Obligations are outstanding;

(2) release any Person or entity liable in any manner for the collection of the Priority Lien Obligations;

(3) release the Priority Lien on any Collateral; and

(4) exercise or refrain from exercising any rights against any Guarantor.

SECTION 2.8 Insolvency or Liquidation Proceedings.

(a) If in any Insolvency or Liquidation Proceeding and prior to the Discharge of Senior Obligations, the holders of Priority Lien Obligations or the holders of ABL Debt Obligations by an Act of Required Debtholders consent to any order:

(1) for use of cash collateral;

(2) approving a debtor-in-possession financing secured by a Lien that is (A) if prior to the Discharge of Priority Lien Obligations, senior to or on a parity with all Priority Liens upon any property of the estate in such Insolvency or Liquidation Proceeding, and (B) if prior to the Discharge of ABL Debt Obligations, senior to or on a parity with all Liens securing ABL Debt Obligations upon any property of the estate in such Insolvency or Liquidation Proceeding;

(3) granting any relief on account of Priority Lien Obligations or ABL Debt Obligations as adequate protection (or its equivalent) for the benefit of the holders of Priority Lien Obligations or ABL Debt Obligations in the Collateral; or

(4) relating to a sale of assets of the Issuer or any Guarantor that provides, to the extent the Collateral sold is to be free and clear of Liens, that all Priority Liens, Liens securing ABL Debt Obligations and Subordinated Liens will attach to the proceeds of the sale;

then, the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives, in their capacity as holders or representatives of secured claims, will not oppose or otherwise contest the entry of such order, so long as none of the holders of Priority Lien Obligations, any Priority Lien Representative, the holders of ABL Debt Obligations or the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations in any respect opposes or otherwise contests any request made by the holders of Subordinated Lien Obligations or a Subordinated Lien Representative for the grant to the Collateral Trustee, for the benefit of the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Priority Lien Obligations or ABL Debt Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, such Lien and all Priority Liens and Liens securing ABL Debt Obligations on such property.

Notwithstanding the foregoing and subject to the terms of the Intercreditor Agreement, both before and during an Insolvency or Liquidation Proceeding, the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency or Liquidation Proceedings against the Issuer or any Guarantor in accordance with applicable law; provided, that, no holder of Subordinated Lien Obligations or Subordinated Lien Representative will be permitted to take any action prohibited by the Intercreditor Agreement or any of the actions prohibited under Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.8(a)(1) through (4).

(b) The holders of Subordinated Lien Obligations or any Subordinated Lien Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Subordinated Liens, except that, subject to the provisions of the Intercreditor Agreement:

(1) they may freely seek and obtain relief: (A) granting a junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, all Liens granted in such Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Priority Lien Obligations or the holders of ABL Debt Obligations; or (B) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Senior Obligations.

SECTION 2.9 Collateral Shared Equally and Ratably within Class.  The parties to this Agreement agree that the payment and satisfaction of all of the Secured Debt Obligations within each Class will be secured Equally and Ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class.  It is understood and agreed that nothing in this Section 2.9 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.3.

ARTICLE 3.  OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

SECTION 3.1 Undertaking of the Collateral Trustee.

(a) Subject to, and in accordance with, this Agreement, including without limitation Section 5.3, the Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of the current and future Secured Parties:

(1) accept, enter into, hold, maintain, administer and, where directed following a Secured Debt Default, enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(2) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3) deliver and receive notices pursuant to the Security Documents;

(4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6) execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate to the effect that the amendment was permitted under Section 7.1; and

(7) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1.

(b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Debt Obligations) unless and until it shall have been directed by written notice of an Act of Required Debtholders and then only in accordance with the provisions of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement: (1) neither the Issuer nor any of its Affiliates may act as Collateral Trustee; and (2) no Secured Debt Representative may serve as Collateral Trustee, provided that the Trustee may serve as the Collateral Trustee if the Notes are the only Priority Lien Obligations or Subordinated Lien Obligations outstanding (other than Hedging Obligations).

SECTION 3.2 Release or Subordination of Liens.  The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a) as directed by an Act of Required Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

(b) as required by Article 4;

(c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction;

(d) for the subordination of the Subordinated Trust Estate and the Subordinated Liens to the Senior Trust Estate and the Priority Liens; or

(e) for the subordination of the Liens on the ABL Collateral securing the Secured Debt Obligations to the Liens on the ABL Collateral securing the ABL Debt Obligations to the extent required by the Intercreditor Agreement.

SECTION 3.3 Enforcement of Liens.  If the Collateral Trustee at any time receives written notice stating that any event has occurred that constitutes a default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, the Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders, subject to the limitations set forth in the Intercreditor Agreement with respect to the rights of the Collateral Trustee in the ABL Collateral.  Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Debt Obligations, subject in all cases to the limitations in the Intercreditor Agreement.

SECTION 3.4 Application of Proceeds.

(a) If any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection or other enforcement of Priority Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Collateral Trustee, subject to the provisions in the Intercreditor Agreement, in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document;

SECOND, to the repayment of Indebtedness and other obligations, other than Secured Debt, secured by a Permitted Prior Lien on the Collateral sold or realized upon to the extent that such other Indebtedness or obligation is to be discharged in connection with such sale or other realization;

THIRD, to the respective Priority Lien Representatives for application to the payment of all outstanding Notes and other Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the Priority Lien Documents in an amount sufficient to pay in full in cash all outstanding Notes and other Priority Lien Debt and all other Priority Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Documents) of all outstanding letters of credit constituting Priority Lien Debt);

FOURTH, to the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations for application to the payment of all outstanding ABL Debt Obligations that are then due and payable in an amount sufficient to pay in full in cash all outstanding ABL Debt and all other ABL Debt Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the ABL Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable ABL Debt Documents) of all outstanding letters of credit constituting ABL Debt);

FIFTH, to the respective Subordinated Lien Representatives for application to the payment of all outstanding Subordinated Lien Debt and any other Subordinated Lien Obligations that are then due and payable in such order as may be provided in the Subordinated Lien Documents in an amount sufficient to pay in full in cash all outstanding Subordinated Lien Debt and all other Subordinated Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Subordinated Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Subordinated Lien Documents) of all outstanding letters of credit, if any, constituting Subordinated Lien Debt); and

SIXTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding five clauses will be paid to the Issuer or the applicable Guarantor, as the case may be, or its successors or assigns, or as a court of competent jurisdiction may direct.

(b) If any Subordinated Lien Representative or any holder of a Subordinated Lien Obligation collects or receives any proceeds with respect to Subordinated Lien Obligations of such foreclosure, collection or other enforcement that should have been applied to the payment of the Priority Lien Obligations or ABL Debt Obligations in accordance with Section 3.4(a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Subordinated Lien Representative or such holder of a Subordinated Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations, the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations for the account of the holders of ABL

Debt Obligations or other Obligations secured by a Permitted Prior Lien, to be applied in accordance with Section 3.4(a).  Until so delivered, such proceeds will be held by that Subordinated Lien Representative or that holder of a Subordinated Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations, the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations for the account of the holders of ABL Debt Obligations and other Obligations secured by a Permitted Prior Lien.  This Section 3.4(b) will not apply to payments received by any holder of Subordinated Lien Obligations if such payments are not proceeds of realization upon Collateral.

(c) This Section 3.4 is intended for the benefit of, and will be enforceable by, each current and future holder of Secured Debt Obligations, each current and future Secured Debt Representative and the Collateral Trustee as holder of Priority Liens and Subordinated Liens, and each current and future ABL Collateral Agent or other representative in connection with any ABL Debt Obligations, in each case, as a third party beneficiary.  The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Collateral Trust Joinder including a Lien Sharing and Priority Confirmation as provided in Section 3.8 at the time of incurrence of such Series of Secured Debt.

(d) In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

SECTION 3.5 Powers of the Collateral Trustee.

(a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.

(b) No Secured Debt Representative or holder of Secured Debt Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

SECTION 3.6 Documents and Communications.  The Collateral Trustee will permit each Secured Debt Representative and each holder of Secured Debt Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

SECTION 3.7 For Sole and Exclusive Benefit of Holders of Secured Debt Obligations.  The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the current and future holders of current and future Secured Debt Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

SECTION 3.8 Additional Secured Debt.

(a) The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of Secured Debt Obligations of a Series of Secured Debt that is issued or incurred after the date hereof that:

(1) holds Secured Debt Obligations that are identified as Subordinated Lien Debt or Priority Lien Debt in accordance with the procedures set forth in Section 3.8(b); and

(2) signs, through its designated Secured Debt Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder and delivers the same to the Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

(b) Subject to the terms of Section 2.10 of the Intercreditor Agreement, the Issuer will be permitted to designate as an additional holder of Secured Debt Obligations hereunder each Person who is, or who becomes, the registered holder of Subordinated Lien Debt or the registered holder of Priority Lien Debt incurred by the Issuer or any Guarantor after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents and ABL Debt Documents.  The Issuer may only effect such designation by delivering to the Collateral Trustee an Additional Secured Debt Designation stating that:

(1) the Issuer or such Guarantor intends to incur additional Secured Debt (“Additional Secured Debt”) which will either be (i) Priority Lien Debt permitted by each applicable Secured Document to be secured by a Priority Lien Equally and Ratably with all previously existing and future Priority Lien Debt or (ii) Subordinated Lien Debt permitted by each applicable Secured Document to be secured with a Subordinated Lien Equally and Ratably with all previously existing and future Subordinated Lien Debt;

(2) specifying the name and address of the Secured Debt Representative for such series of Additional Secured Debt for purposes of Section 7.7;

(3) the Issuer and each Guarantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded), or agreed to record (or agreed to cause to be recorded), in each appropriate governmental office all relevant filings and recordations deemed necessary by the Issuer or the Guarantors and the holder of such Additional Secured Debt, or its Secured Debt Representative, to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents; and

(4) the Issuer has caused a copy of the Additional Secured Debt Designation to be delivered to each then existing Secured Debt Representative.

Although the Issuer shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Trust Joinder to each then existing Secured Debt Representative, the failure to so deliver a copy of the Additional Secured Debt Designation and/or Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the status of such debt as Additional Secured Debt if the other requirements of this Section 3.8 are complied with.  Each of the Collateral Trustee and the other then existing Secured Debt Representatives shall have the right to request that the Issuer provide a copy of any legal opinion of counsel (which may be provided by internal counsel to the Issuer) provided to the holders of Additional Secured Debt or their Secured Debt Representatives as to the Additional Secured Debt being secured by a valid and perfected security interest; provided, however, that such legal opinion or opinions need not address any collateral of a type or located in a jurisdiction not previously covered by any legal opinion delivered by or on behalf of the Issuer.  Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Issuer or any Guarantor to incur additional Indebtedness unless otherwise permitted by the terms of all applicable Secured Debt Documents and ABL Debt Documents.

The Security Documents creating or evidencing the Priority Lien Collateral and the Subordinated Lien Collateral and Guarantees for the Priority Lien Obligations and the Subordinated Lien Obligations shall be in all material respects the same forms of documents other than with respect to the first lien, second lien or third lien nature of the Obligations thereunder.

ARTICLE 4.  OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE OTHER GUARANTORS

SECTION 4.1 Release of Liens on Collateral.

(a) The Collateral Trustee’s Liens on the Collateral will be released:

(1) in whole, upon (A) payment in full and discharge of all outstanding Secured Debt and all other Secured Debt Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

(2) as to any Collateral that is sold, transferred or otherwise disposed of by the Issuer or any Guarantor (including indirectly, by way of a sale or other disposition of Capital Stock of a Guarantor) to a Person that is not (either before or after such sale, transfer or disposition) the Issuer or a Restricted Subsidiary of the Issuer in a transaction or other circumstance that is not prohibited by either Section 4.06 of the Indenture or by the terms of any applicable Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided, that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01 of the Indenture;

(3) upon completion of any Repurchase Offer (as defined in the Indenture) conducted in compliance with Section 3.09 of the Indenture to the extent any Net Proceeds constituted Excess Proceeds (as defined in the Indenture) with respect to such Repurchase Offer and remain unexpended following the consummation of such Repurchase Offer;

(4) as to less than all or substantially all of the Collateral, if consent to the release of all Priority Liens (or, at any time after the Discharge of Priority Lien Obligations, consent to the release of all Subordinated Liens) on such Collateral has been given by an Act of Required Debtholders;

(5) as to all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (B) the Issuer has delivered an Officers’ Certificate to the Collateral Trustee certifying that all such necessary consents have been obtained, or

(6) if and to the extent required by Section 2.05(a) of the Intercreditor Agreement;

and, in each such case, upon request of the Issuer, the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver evidence of such release to the Issuer; provided, however, to the extent the Issuer requests the Collateral Trustee to deliver evidence of the release of Collateral in accordance with this Section 4.1(a), the Issuer will deliver to the Collateral Trustee an Officers’ Certificate to the effect that such release of Collateral pursuant to this Section 4.1(a) did not violate the terms of any applicable Secured Debt Document or the ABL Debt Documents.  Notwithstanding the foregoing, subject to the Intercreditor Agreement, all Liens will remain attached to and enforceable against all proceeds of any sale or disposition.

(b) The Collateral Trustee agrees for the benefit of the Issuer and the Guarantors that if the Collateral Trustee at any time receives:

(1) an Officers’ Certificate stating that (A) the signing officers have read Article 4 of this Agreement and understand the provisions and the definitions relating hereto, (B) such officers have made such examination or investigation as is necessary to enable such Persons to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents and the ABL Debt Documents, if any, relating to the release of such Collateral have been complied with and (C) to the best knowledge of such officers, such conditions precedent, if any, have been complied with; and

(2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;

then the Collateral Trustee will promptly execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Issuer or applicable Guarantor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business

Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.

(c) The Collateral Trustee hereby agrees that:

(1) in the case of any release pursuant to clause (2) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Issuer or applicable Guarantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(2) at any time when a Secured Debt Default under a Series of Secured Debt that constitutes Subordinated Lien Debt has occurred and is continuing, within one Business Day of the receipt by it of any Act of Required Debtholders pursuant to Section 4.1(a)(4), the Collateral Trustee will deliver a copy of such Act of Required Debtholders to each Secured Debt Representative.

(d) Each Secured Debt Representative hereby agrees that within one Business Day of the receipt by it of any notice from the Collateral Trustee pursuant to Section 4.1(c)(2), such Secured Debt Representative will deliver a copy of such notice to each registered holder of the Series of Priority Lien Debt or Series of Subordinated Lien Debt for which it acts as Secured Debt Representative.

SECTION 4.2 Delivery of Copies to Secured Debt Representatives.  The Issuer will deliver to each Secured Debt Representative a copy of each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate.

SECTION 4.3 Collateral Trustee not Required to Serve, File, Register or Record.  The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if the Issuer or any Guarantor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of the Issuer or such Guarantor to comply with the requirements of such UCC provision; provided, further, that the Collateral Trustee must have received from the Secured Debt Representatives a written confirmation that the requirements of Section 9-513(c) of the UCC have been satisfied.  The Collateral Trustee shall conclusively rely on a certificate from the Secured Debt Representative as to such satisfaction.

SECTION 4.4 Release of Liens in Respect of Notes.  The Collateral Trustee’s Lien will no longer secure the Notes outstanding under the Indenture or any other Obligations under the Indenture, and the right of the holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Lien on the Collateral will terminate and be discharged:

(1)           upon satisfaction and discharge of the Indenture as set forth under Article 10 of the Indenture;

(2)           upon a Legal Defeasance or Covenant Defeasance of the Notes as set forth under Article 8 of the Indenture;

(3)           upon payment in full and discharge of all Notes outstanding under the Indenture and all Obligations that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged;

(4)           in whole or in part, with the consent of the holders of the requisite percentage of Notes in accordance with Article 9 of the Indenture; or

(5)           if and to the extent required by Section 2.05(a) of the Intercreditor Agreement.

ARTICLE 5.  IMMUNITIES OF THE COLLATERAL TRUSTEE

SECTION 5.1 No Implied Duty.  The Collateral Trustee will not have any duties, responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents to which it is a party.  The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents to which it is a party.

SECTION 5.2 Appointment of Agents and Advisors.  The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

SECTION 5.3 Other Agreements.  The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Debtholders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee.  The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt (other than this Agreement and the other Security Documents to which it is a party).

SECTION 5.4 Solicitation of Instructions.

(a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officers’ Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

(b) No written direction given to the Collateral Trustee by an Act of Required Debtholders that in the reasonable judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

SECTION 5.5 Limitation of Liability.  The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

SECTION 5.6 Documents in Satisfactory Form.  The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

SECTION 5.7 Entitled to Rely.  The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Issuer or any Guarantor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the holders of Secured Debt Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof.  The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

SECTION 5.8 Secured Debt Default.  The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Debtholders.

SECTION 5.9 Actions by Collateral Trustee.  As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant hereto or thereto shall be binding on the holders of Secured Debt Obligations.

SECTION 5.10 Security or Indemnity in Favor of the Collateral Trustee.  The Collateral Trustee will not be required to take any action at the direction of any holders of Secured Debt Obligations, to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with pre-funding, security or indemnity reasonably satisfactory to it against any and all cost, loss, liability or expense which may be incurred by it by reason of taking or continuing to take such action.

SECTION 5.11 Rights of the Collateral Trustee.  In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise (subject to Section 5.10) in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

SECTION 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral.  The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b) The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  The Collateral Trustee hereby disclaims any representation or warranty to the current and future holders of the Secured Debt Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

SECTION 5.13 Assumption of Rights, Not Assumption of Duties.  Notwithstanding anything to the contrary contained herein:

(1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(2) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

SECTION 5.14 No Liability for Clean Up of Hazardous Materials.  In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver.  The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

ARTICLE 6.  RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

SECTION 6.1 Resignation or Removal of Collateral Trustee.  Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a) the Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each Secured Debt Representative and the Issuer, provided that such notice period may be waived by each Secured Debt Representative and the Issuer; and

(b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.

SECTION 6.2 Appointment of Successor Collateral Trustee.  Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Debtholders.  If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Issuer), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(1) authorized to exercise corporate trust powers;

(2) having a combined capital and surplus of at least $100,000,000;

(3) maintaining an office in New York, New York; and

(4) that is not (a) the Issuer or any of its Affiliates or (b) any Secured Debt Representative (other than the Trustee serving in the role of the Collateral Trustee to the extent the Notes are the only Priority Lien Obligations or Subordinated Lien Obligations outstanding (other than Hedging Obligations)).

The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

SECTION 6.3 Succession.  When the Person so appointed as successor Collateral Trustee accepts such appointment:

(1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(2) the predecessor Collateral Trustee will (at the expense of the Issuer) promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.10 and 7.11.

SECTION 6.4 Merger, Conversion or Consolidation of Collateral Trustee.  Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Issuer, each Priority Lien Representative and each Subordinated Lien Representative thereof in writing.

ARTICLE 7.  MISCELLANEOUS PROVISIONS

SECTION 7.1 Amendment.

(a) No amendment or supplement to the provisions of this Agreement or any other Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Trustee therein, (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of the Issuer’s or any Guarantor’s Obligations under any Security Document in the case of a merger or consolidation or sale of all or substantially all of the assets of the Issuer or such Guarantor, as applicable; or (v) making any change that would provide any additional rights or benefits to the Secured Parties or the Collateral Trustee or that does not adversely affect the legal rights under the Indenture or any other Secured Debt Document of any Secured Party or the Collateral Trustee, will, in each case, become effective when executed and delivered by the Issuer and any applicable Guarantor party thereto and the Collateral Trustee;

(b) No amendment or supplement to the provisions of this Agreement or any other Security Document that:

(1) reduces, impairs or adversely affects the right of any holder of Secured Debt Obligations:

(A) to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders or direction by the Required Priority Lien Debtholders,

(B) to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.1, or

(C) to require that Liens securing Secured Debt Obligations be released only as set forth in the provisions described in Section 4.1, or

(2) amends the provisions of this clause (b) or the definition of “Act of Required Debtholders,” “Required Priority Lien Debtholders” or “Required Subordinated Lien Debtholders,”

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Documents; and

(c) No amendment or supplement to the provisions of this Agreement or any other Security Document that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee or any Secured Debt Representative in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, as applicable.

(d) Any amendment or supplement to the provisions of this Agreement or any other Security Document that releases Collateral will be effective only if consent to such release is granted in accordance with the applicable Secured Debt Document (for the avoidance of doubt, including the Intercreditor Agreement) for each Series of Secured Debt that is required to consent to the release of the Collateral Trustee’s liens on such Collateral in Section 4.1.  Any amendment or supplement that results in the Collateral Trustee’s Liens upon the Collateral no longer securing the Notes and all related Note Obligations under the Indenture may only be effected in accordance with Section 4.4.

(e) Notwithstanding anything to the contrary in Sections 7.1(a) and 7.1(d) but subject to Sections 7.1(b) and 7.1(c):

(1) any Security Document that secures Subordinated Lien Obligations (but not Priority Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Subordinated Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of this Agreement or the other Priority Lien Documents;

(2) any amendment or waiver of, or any consent under, any provision of this Agreement or any other Security Document that secures Priority Lien Obligations will apply automatically to any comparable provision of any comparable Subordinated Lien Document without the consent of or notice to any holder of Subordinated Lien Obligations and without any action by the Issuer or any Guarantor or any holder of Notes or other Priority Lien Obligations or other Subordinated Lien Obligations; and

(3) the Issuer may direct the Collateral Trustee to amend, supplement or otherwise modify the Intercreditor Agreement in accordance with the amendment provisions of the Intercreditor Agreement; provided that the changes made by such amendment, supplement or other modification, taken together with all other changes (whenever and however made) from the form of the Intercreditor Agreement attached as Exhibit D, are not materially adverse to any holder of Secured Debt Obligations.

(f) The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents or the ABL Debt Documents.  Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the Issuer (which may be provided by internal counsel to the Issuer) to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Issuer addressing customary perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral (subject to customary qualifications and assumptions).

(g) The holders of Subordinated Lien Obligations and the Subordinated Lien Representatives agree that each Security Document that secures Subordinated Lien Obligations (but not also securing Priority Lien Obligations) will include language substantially to the effect of the following:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement, dated as of September 30, 2009, among ACCO Brands Corporation, as Issuer, the Guarantors from time to time party thereto, U.S. Bank National Association, as Trustee under the Indenture (as defined therein) and U.S. Bank National Association, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”).  In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern.”

; provided, however, that if the jurisdiction in which any such Subordinated Lien Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the Subordinated Lien Representatives and the Priority Lien Representatives agree, prior to such Subordinated Lien Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Subordinated Lien Document is subject to the provisions of this Agreement.

SECTION 7.2 Voting.  In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt.  The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies under any applicable Secured Debt Documents, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt.  Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each applicable Series of Secured Debt will vote the total amount of Secured Debt under that Series of Secured Debt as a block in respect of any vote under this Agreement.  If any Series of Secured Debt consists of Hedging Obligations, those Hedging Obligations will vote on matters concerning such Series of Secured Debt in accordance with the applicable Secured Debt Documents.

SECTION 7.3 Further Assurances; Insurance.

(a) The Issuer and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of

Secured Debt Obligations, duly created and enforceable and perfected Liens upon the Collateral, (including any property or assets that are acquired or otherwise become Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

(b) Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Issuer and each of the Guarantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of holders of Secured Debt Obligations.

(c) The Issuer and the Guarantors will:

(1) keep their properties adequately insured at all times by financially sound and reputable insurers;

(2) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

(3) maintain such other insurance as may be required by law; and

(4) maintain such other insurance as may be required by the Security Documents.

(d) Upon the request of the Collateral Trustee, the Issuer and the Guarantors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers.

(e) All insurance policies required by Section 7.3(c) (except for the insurance described in 7.3(c)(3)) above will:

(1) provide that, with respect to third party liability insurance, the holders of Secured Debt Obligations, as a class, shall be named as additional insureds;

(2) name the Collateral Trustee as a loss payee as its interests may appear and additional insured;

(3) provide that (x) no cancellation or termination of such insurance and (y) no reduction in the limits of liability of such insurance or other material change shall be effective until 30 days after written notice is given by the insurers to the Collateral Trustee of such cancellation, termination, reduction or change;

(4) waive all claims for insurance premiums or commissions or additional premiums or assessments against the Secured Parties; and

(5) waive any right of the insurers to setoff or counterclaim or to make any other deductions, whether by way of attachment or otherwise, as against the Secured Parties.

(f)           Upon the request of the Collateral Trustee, the Issuer and the Guarantors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice during regular business hours, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers.  The Issuer and the Guarantors shall, at any reasonable time and from time to time upon reasonable prior notice during regular business hours, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Issuer and the Guarantors and their respective Subsidiaries, all at the Issuer’s expense.

SECTION 7.4 Perfection of Subordinated Trust Estate.

Solely for purposes of perfecting the Liens of the Collateral Trustee in its capacity as agent of the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives in any portion of the Subordinated Trust Estate in the possession or control of the Collateral Trustee (or its agents or bailees) as part of the Senior Trust Estate including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, electronic chattel paper, certificated securities, money, deposit accounts and securities accounts, the Collateral Trustee, the holders of Priority Lien Obligations and the Priority Lien Representatives hereby acknowledge that the Collateral Trustee also holds such property as agent for the benefit of the Collateral Trustee for the benefit of the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives.

SECTION 7.5 Successors and Assigns; Third Party Beneficiaries.

(a) Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void.  All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and ABL Collateral Agent and each current and future holder of Secured Debt Obligations and ABL Debt Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b) Neither the Issuer nor any Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void.  All obligations of the Issuer and the Guarantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Debt Representative and each current and future holder of Secured Debt Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECTION 7.6 Delay and Waiver.  No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof.  No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.7 Notices.  Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:	U.S. Bank National Association
209 South LaSalle Street, Suite 300
Chicago, Illinois 60604
Telephone: (312) 325-8907
Fax: (312) 325-8974
Attention: Corporate Trust Services

If to the Issuer or any Guarantor:	ACCO Brands Corporation
300 Tower Parkway
Lincolnshire, Illinois 60069
Telephone: (847) 541-9500
Fax: (847) 484-4144
Attention: General Counsel

If to the Trustee:	U.S. Bank National Association
209 South LaSalle Street, Suite 300
Chicago, Illinois 60604
Telephone: (312) 325-8907
Fax: (312) 325-8974
Attention: Corporate Trust Services

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be faxed to the relevant fax number set forth above or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Secured Debt, all notices and communications will be sent in the manner specified in the Secured Debt Documents applicable to such holder.  Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 7.8 Notice Following Discharge of Priority Lien Obligations.  Promptly following the Discharge of Priority Lien Obligations with respect to one or more Series of Priority Lien Debt, each Priority Lien Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative.

SECTION 7.9 Entire Agreement.  This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

SECTION 7.10 Compensation; Expenses.  The Issuer and the Guarantors jointly and severally agree to pay, promptly upon demand:

(1)           such compensation to the Collateral Trustee and its agents as the Issuer and the Collateral Trustee may agree in writing from time to time;

(2)           all reasonable costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(3)           all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Issuer or any Guarantor;

(4)           all reasonable costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, and search fees;

(5)           all other reasonable costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

(6)           after the occurrence of any Secured Debt Default, all reasonable costs and expenses incurred by the Collateral Trustee, its agents and any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Debt Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Debt Obligations in any Insolvency or Liquidation Proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Secured Debt Representatives.

The agreements in this Section 7.10 will survive repayment of all other Secured Debt Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.11 Indemnity.

(a) The Issuer and the Guarantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee and its Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b) All amounts due under this Section 7.11 will be payable upon demand.

(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.11(a) may be unenforceable in whole or in part because they violate any law or public policy, the Issuer and each of the Guarantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d) Neither the Issuer nor any Guarantor will assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and the Issuer and each of the Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) The agreements in this Section 7.11 will survive repayment of all other Secured Debt Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.12 Severability.  If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

SECTION 7.13 Headings.  Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 7.14 Obligations Secured.  All obligations of the Issuer and the Guarantors set forth in or arising under this Agreement will be Secured Debt Obligations and are secured by all Liens granted by the Security Documents.

SECTION 7.15 Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE OR PERMIT THE LAWS OF ANY OTHER JURISDICTION TO APPLY.

SECTION 7.16 Consent to Jurisdiction.  All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York.  By executing and delivering this Agreement, the Issuer and each Guarantor, for itself and in connection with its properties, irrevocably:

(1)           accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(2)           waives any defense of forum non conveniens;

(3)           agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7;

(4)           agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5)           agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 7.17 Waiver of Jury Trial.  Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.17 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 7.18 Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

SECTION 7.19 Effectiveness.  This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto on the date hereof and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

SECTION 7.20 Additional Guarantors.  The Issuer will cause each Subsidiary that becomes a Guarantor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Subsidiary to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Subsidiary will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof.  The Issuer shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.20; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the inclusion of such Person as a Guarantor if the other requirements of this Section 7.20 are complied with.

SECTION 7.21 Continuing Nature of this Agreement.  This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Priority Lien Obligations or Priority Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise).  In the event that all or any part of a payment or distribution made with respect to the Priority Lien Obligations is recovered from any holder of Priority Lien Obligations or any Priority Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Subordinated Lien Obligations or Subordinated Lien Representative with respect to the Subordinated Lien Obligations from the proceeds of any Collateral at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Subordinated Lien Representative or that holder of a Subordinated Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien, to be applied in accordance with Section 3.4.  Until so delivered, such proceeds will be held by that Subordinated Lien Representative or that holder of a Subordinated Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien.

SECTION 7.22 Insolvency.  This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against the Issuer or any Guarantor.  The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 7.23 Rights and Immunities of Secured Debt Representatives.  The Secured Debt Representatives will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person is acting or will act as representative, in each case as if specifically set forth herein.  In no event will any Secured Debt Representative be liable for any act or omission on the part of the Issuer or any Guarantor or the Collateral Trustee hereunder.

SECTION 7.24 Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Trustee pursuant to this Agreement in any Collateral and the exercise of any right or remedy by the Collateral Trustee with respect to any Collateral hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the day and year first above written.

ACCO BRANDS CORPORATION

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel

ACCO BRANDS USA LLC

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

DAY-TIMERS INC.

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

GENERAL BINDING CORPORATION

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

ACCO INTERNATIONAL HOLDINGS, INC.

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

[SIGNATURE PAGE TO COLLATERAL TRUST AGREEMENT]

GBC INTERNATIONAL, INC.

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

ACCO BRANDS INTERNATIONAL, INC.

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

ACCO EUROPE FINANCE HOLDINGS, LLC

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

ACCO EUROPE INTERNATIONAL HOLDINGS, LLC

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

BOONE INTERNATIONAL, INC.

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

[SIGNATURE PAGE TO COLLATERAL TRUST AGREEMENT]

POLYBLEND CORPORATION

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

SWINGLINE, INC.

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

[SIGNATURE PAGE TO COLLATERAL TRUST AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture

By:	/s/Diane Swanson
Name: Diane Swanson
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/Diane Swanson
Name: Diane Swanson
Title: Vice President

[SIGNATURE PAGE TO COLLATERAL TRUST AGREEMENT]

EXHIBIT A
to Collateral Trust Agreement

FORM OF
ADDITIONAL SECURED DEBT DESIGNATION

Reference is made to the Collateral Trust Agreement dated as of September 30, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among ACCO Brands Corporation, a Delaware corporation (the “Issuer”), the Guarantors from time to time party thereto, U.S. Bank National Association, as Trustee under the Indenture (as defined therein), the other Secured Debt Representatives from time to time party thereto and U.S. Bank National Association, as Collateral Trustee.  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement.  This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as either Priority Lien Debt or Subordinated Lien Debt entitled to the benefit of the Collateral Trust Agreement.

The undersigned, the duly appointed [specify title] of the Issuer hereby certifies that:

(A) [insert name of the Issuer or Guarantor] intends to incur additional Secured Debt (“Additional Secured Debt”) which will be [select appropriate alternative] [Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien Equally and Ratably with all previously existing and future Priority Lien Debt] or [Subordinated Lien Debt permitted by each applicable Secured Debt Document to be secured with a Subordinated Lien Equally and Ratably with all previously existing and future Subordinated Lien Debt];

(B) the name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of Section 7.7 of the Collateral Trust Agreement is:

            _____________________________

            _____________________________

            Telephone:  ___________________

            Fax:           _______________________

            Attention:  ____________________

(C) The Issuer has caused a copy of this Additional Secured Debt Designation to be delivered to each existing Secured Debt Representative.

IN WITNESS WHEREOF, the Issuer has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of ___________________, 20____.

ACCO BRANDS CORPORATION

By
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By
Name:
Title:

EXHIBIT B
to Collateral Trust Agreement

FORM OF
COLLATERAL TRUST JOINDER – ADDITIONAL DEBT

Reference is made to the Collateral Trust Agreement dated as of September 30, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among ACCO Brands Corporation, a Delaware corporation (the “Issuer”), the Guarantors from time to time party thereto, U.S. Bank National Association, as Trustee under the Indenture (as defined therein), the other Secured Debt Representatives from time to time party thereto and U.S. Bank National Association, as Collateral Trustee.  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement.  This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being Additional Secured Debt under the Collateral Trust Agreement.

1. Joinder.  The undersigned, _____________________, a _______________, (the “New Representative”) as [trustee, administrative agent] under that certain [describe applicable indenture, credit agreement or other document governing the Additional Secured Debt] hereby agrees to become party as [a Subordinated Lien Representative] [a Priority Lien Representative] under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt is Priority Lien Debt]  The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative hereby agrees, for the enforceable benefit of all holders of Secured Debt, each existing and future Subordinated Lien Representative, each other existing and future Priority Lien Representative and as a condition to being treated as Secured Debt under the Collateral Trust Agreement:

(a)           that all Priority Lien Obligations will be and are secured Equally and Ratably by all Priority Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations Equally and Ratably;

(b)           that the New Representative and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative are bound by the provisions of the Collateral Trust

Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from the enforcement of Priority Liens; and

(c)           to the terms of the Collateral Trust Agreement and the Intercreditor Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform, its obligations under the Collateral Trust Agreement and the Intercreditor Agreement.  [or]

[Option B: to be used if Additional Debt is Subordinated Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Subordinated Lien Debt for which the undersigned is acting as Subordinated Lien Representative hereby agrees, for the enforceable benefit of all holders of Secured Debt, each existing and future Priority Lien Representative, each other existing and future Subordinated Lien Representative and as a condition to being treated as Secured Debt under the Collateral Trust Agreement:

(a)           that all Subordinated Lien Obligations will be and are secured Equally and Ratably by all Subordinated Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Subordinated Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Subordinated Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Subordinated Lien Obligations Equally and Ratably;

(b)           that the New Representative and each holder of Obligations in respect of the Series of Subordinated Lien Debt for which the undersigned is acting as Subordinated Lien Representative are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Subordinated Liens and the order of application of proceeds from the enforcement of Subordinated Liens; and

(c)           to the terms of the Collateral Trust Agreement and the Intercreditor Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform, its obligations under the Collateral Trust Agreement and the Intercreditor Agreement.

3.  Governing Law and Miscellaneous Provisions.  The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of ___________________, 20____.

[INSERT NAME OF NEW REPRESENTATIVE]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By
Name:
Title:

EXHIBIT C
to Collateral Trust Agreement

FORM OF
COLLATERAL TRUST JOINDER – ADDITIONAL GUARANTOR

Reference is made to the Collateral Trust Agreement dated as of September 30, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among ACCO Brands Corporation, a Delaware corporation (the “Issuer”), the Guarantors from time to time party thereto, U.S. Bank National Association, as Trustee under the Indenture (as defined therein), the other Secured Debt Representatives from time to time party thereto and U.S. Bank National Association, as Collateral Trustee.  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement.  This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.20 of the Collateral Trust Agreement.

1.  Joinder.  The undersigned, _____________________, a _______________, hereby agrees to become party as a Guarantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2.  Governing Law and Miscellaneous Provisions.  The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of ___________________, 20____.

[_________________________________________]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Guarantor:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By
Name:
Title:

EXHIBIT D
to Collateral Trust Agreement

FORM OF INTERCREDITOR AGREEMENT